EXHIBIT 16.1
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                                    TANNER LC
                        215 South State Street, Suite 800
                           Salt Lake City, Utah 84111
                            Telephone (801) 532-7444
                               Fax (801) 532-4911
                                www.tannerco.com



February 7, 2006


Securities and Exchange Commission
Washington, D.C. 20549

Re:   Commodore Separation Technologies, Inc.
      File No. 0-22291

Ladies and Gentlemen:

         We have read the statements included under Item 4.01 of Form 8-K dated December 13, 2005 of Commodore Separation Technologies, Inc. and we agree with such statements.

Very truly yours,


/s/ Tanner LC


Salt Lake City, Utah